Exhibit 23.1

                          Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statement No. 333-32116 of Concurrent Computer Corporation on Form S-8 of our report dated August 4, 2000, appearing in this Annual Report on Form 10-K of Concurrent Computer Corporation and subsidiaries for the year ended June 30, 2000.


                            /s/ DELOITTE & TOUCHE LLP


Atlanta,  Georgia
August  18,  2000


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